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BANK ONE.
1717 Main
Dallas, TX  75201


                                    LOAN AGREEMENT
BANKONE
                                    June 26, 1996

Interphase Corporation
13800 Senlac
Dallas, Texas 75234-8823

Gentlemen:

    This Loan Agreement (the "LOAN AGREEMENT") will serve to set forth the terms of the financing transactions by and between INTERPHASE CORPORATION ("BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"):

         1. CREDIT Facilities. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN DOCUMENTS"), Bank hereby agrees to provide to Borrower the credit facility or facilities herein below (whether one or more, the "CREDIT FACILITIES"):

         (a) LINE OF CREDIT. Subject to the terms and conditions set forth herein, Bank agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder (the "LINE OF CREDIT"); PROVIDED, HOWEVER, the total principal amount outstanding at any time shall not exceed (1) the lesser of (i) an amount equal to the Borrowing Base (as such term is defined herein below), or (ii) $5,000,000.00 (the "COMMITTED Sum"), less (2) the amount of the outstanding Letter of Credit Liabilities (as defined below). If at any time the sum of the aggregate principal amount outstanding under the Line of Credit, plus the amount of the outstanding Letter of Credit Liabilities shall exceed an amount equal to the Borrowing Base, Borrower agrees to promptly repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and re-borrow hereunder. The sums advanced under the Line of Credit shall be used for short-term working capital needs and acquisitions of other entities.


LOAN AGREEMENT - Page 1

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    As used in this Loan Agreement, the term "BORROWING BASE" shall mean an amount equal to 80% of the Borrower's Eligible Accounts (as hereinafter defined), @us 90% of the Borrower's Eligible Securities (as hereinafter defined), LESS the aggregate principal amount outstanding under the Acquisition Facility.

    As used herein, the term "ELIGIBLE Accounts" shall mean at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which the Bank has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid 91 days or more after the original invoice date thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be conditional, (v) all accounts with respect to which Borrower has furnished a payment and/or performance bond and that portion of any accounts for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors,
    (vii) all accounts owing by any affiliates of Borrower, (viii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Bank of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Bank, (ix) all accounts due Borrower by any account debtor whose principal place of business is located outside the United States of America and its territories unless such account is supported by an irrevocable letter of credit in form and substance satisfactory to Bank issued by a domestic commercial bank acceptable to Bank or supported by export insurance acceptable to Bank, (x) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment (unless such consent or notice is provided to Bank in a form reasonably satisfactory to Bank), and (xi) that portion of all account balances owing by any single account debtor which exceeds 25% of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors; provided, however, if more than 10% of the then balance owing by any single account debtor does not qualify as an Eligible Account under the foregoing provisions, then the aggregate amount of all accounts owing by such account debtor shall be excluded from Eligible Accounts.

    As used herein, the term "ELIGIBLE SECURITIES" shall mean as of any date, the Market Value of all securities in the Account (as defined below) which are U.S. treasury securities, U.S. governmental agency securities, corporate bonds rated AA or better and any Banc One Securities Corporation money market funds. The term "MARKET


LOAN AGREEMENT - Page 2

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    VALUE" shall mean the current fair market value of the securities in the
    Account quoted to Bank by its most readily available source

         (b) ACQUISITION FACILITY. Subject to the terms and conditions set forth herein, Bank agrees to lend to Borrower, on a non-revolving basis from time to time during the period commencing on the date hereof and continuing through the first year anniversary of this Loan Agreement, an aggregate amount not to exceed $8,500,000.00 in a single loan or in multiple loans, as may be requested by Borrower (the "ACQUISITION FACILITY"); provided, HOWEVER, the total principal outstanding at any time shall not exceed (1) the lesser of (i) an amount equal to the Acquisition Borrowing Base (as such term is hereinafter defined below), or (ii) $8,500,000.00, less (2) the amount of the outstanding Letter of Credit Liabilities (as defined below). If at any time the sum of the aggregate principal outstanding under the Acquisition Facility plus the amount of the Letter of Credit Liabilities shall exceed an amount equal to the Acquisition Borrowing Base, Borrower agrees to promptly repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Borrower shall not be allowed to re-borrow under the Acquisition Facility after a repayment. All sums advanced under the Acquisition Facility shall be used to provide funds for permanent working capital needs and corporate acquisitions. Prior to or contemporaneously with each loan under the Acquisition Facility, Borrower agrees to execute a promissory note ("ACQUISITION NOTE") payable by Borrower to order of Bank in the stated principal amount equal to such loan, in form and substance acceptable to Bank. Interest on each Acquisition Note shall accrue at the lower of the maximum rate allowed by law or the Contract Rate. The term "CONTRACT Rate", as used herein, shall mean either (i) a fluctuating rate of interest (the "FLUCTUATING RATE") established by Bank from time to time as its Base Rate of interest (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers), or (ii) a fixed rate of interest (the "FIXED RATE") quoted by Bank to Borrower at the time of the request for the subject loan. The Borrower has the option to select either the Floating Rate or Fixed Rate for each loan under the Acquisition Facility; provided, however, in the event Borrower initially selects the Floating Rate for an Acquisition Note, on the first year anniversary of such Acquisition Note the Borrower may notify the Bank of its desire to have a fixed rate for the remaining term of the Acquisition Note. Any such fixed rate would be equal to the rate quoted to Borrower by Bank at such time. During the first one hundred twenty (120) days of each Acquisition Note, interest shall be due and payable quarterly. Each Acquisition Note shall have equal quarterly payments of principal, plus accrued but unpaid interest, such payments to commence on the fifth month anniversary of each Acquisition Note and continue every three months thereafter during the term of such note. The amount of each quarterly principal payment shall be based on fully amortizing each Acquisition Note with twenty equal quarterly payments; provided, however, each Acquisition Note shall mature on April 30, 1998. As used in this Loan Agreement, the term "ACQUISITION BORROWING Base" shall mean


LOAN AGREEMENT - Page 3

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    an amount equal to 80% of Borrower's Eligible Accounts, and 90% of
    Borrower's Eligible Securities LESS the aggregate principal amount outstanding under the Line of Credit.

         (c) EQUIPMENT FACILITY. Subject to the terms and conditions set forth herein, Bank agrees to lend to Borrower, on a non-revolving basis from time to time during the period commencing on the date hereof and continuing through the first year anniversary of this Loan Agreement, an aggregate amount not to exceed $2,500,000.00 in a single loan or in multiple loans, as may be requested by Borrower (the "EQUIPMENT FACILITY"). Borrower shall not be allowed to re-borrow under the Equipment Facility after a repayment. All sums advanced under the Equipment Facility shall be used to provide funds for equipment purchases. Prior to or contemporaneously with each loan under the Equipment Facility, Borrower agrees to execute a promissory note ("EQUIPMENT NOTE") payable by Borrower to order of Bank in the stated principal amount equal to such loan, in form and substance acceptable to Bank. Interest on each Equipment Note shall accrue at the lower of the maximum rate allowed by law or the Contract Rate. The Borrower has the option to select either the Floating Rate or Fixed Rate for each loan under the Equipment Facility; provided, however, in the event Borrower initially selects the Floating Rate for an Equipment Note, on the first year anniversary of such Equipment Note the Borrower may notify the Bank of its desire to have a fixed rate for the remaining term of the Equipment Note. Any such fixed rate would be the rate quoted to Borrower by Bank at such time. During the first one hundred twenty (120). days of each Equipment Note, interest shall be due and payable quarterly. Each Equipment Note shall have equal quarterly payments of principal, plus accrued but unpaid interest, such payments to commence on the fifth month anniversary of each Equipment Note and continue every three months thereafter during the term of such note. The amount of each quarterly principal payment shall be based on fully amortizing each Equipment Note with twenty equal quarterly payments; provided, however, each Equipment Note shall mature on April 30, 1999.

All advances and loans under the Credit Facilities shall be collectively called the "Loans". Bank reserves the right to require Borrower to give Bank not less than-one (1) business day prior notice of each requested advance under the Credit Facilities, specifying (i) the aggregate amount of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Bank.

    2. PROMISSORY NOTES. The Loans shall be evidenced by one or more promissory notes (whether one or more, together with any renewals, extensions and increases thereof, the "Notes") duly executed by Borrower and payable to the order of Bank, in form and substance acceptable to Bank. Interest on the Notes shall accrue at the rate set forth therein. The principal of and interest on the Notes shall be due and payable in accordance with the terms and conditions set forth in the Notes and in this Loan Agreement.


LOAN AGREEMENT - Page 4

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3.  LETTERS OF CREDIT.

         (a) ISSUANCE OF LETTERS OF Credit. Subject to the terms and conditions of this Loan Agreement, Bank agrees to issue one or more letters of credit (collectively, the "LETTERS OF Credit") for the account of Borrower from time to time from the date hereof to and including the maturity date of the Note evidencing the Line of Credit; provided however, that the Bank's outstanding commitments under all outstanding Letters of Credit (the "LETTER OF CREDIT LIABILITIES ") shall not at any time exceed the lesser of $500,000.00 or an amount equal to the Available Funds. As used herein, the "AVAILABLE Funds" shall be equal to an amount which is the lesser of (i)- an amount equal to the Committed Sum, or (ii) an amount equal to the Borrowing Base, LESS the aggregate principal amount outstanding under the Line of Credit. All Letters of Credit shall have an expiration date of on or prior to the 120th day after the maturity date of the Note evidencing the Line of Credit, must support a transaction that is entered into in the ordinary course of business, must otherwise be satisfactory in form and substance to Bank, and shall be issued pursuant to such documents and instruments, including, without limitation, Bank's standard application and agreement for issuance of letters of credit, as then in effect ("LETTER OF CREDIT A1212lication") as Bank may require. No Letter of Credit shall require any payment by Bank to the beneficiary thereunder pursuant to a drawing prior to the third business day following presentment of a draft and any related documents to Bank. Each Letter of Credit shall be issued on at least three (3) business days prior notice from Borrower to Bank.

         (b) REPAYMENT. Each payment by Bank pursuant to a drawing under a Letter of Credit must be repaid to Bank promptly by Borrower in accordance with the terms of the subject Letter of C.-edit Application.

         (c) Fee. Borrower shall pay to Bank a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to one and six tenths percent (1.6%) per annum of the stated amount of such Letter of Credit, for the stated term of such Letter of Credit, based on a 360 day year and the actual number of days elapsed.

    4. COLLATERAL. As collateral and security for the indebtedness evidenced by the Notes and any and all other indebtedness or obligations from time to time owing by Borrower to Bank, Borrower shall grant, and hereby grants, to Bank, its successors and assigns, a first and prior lien and security interest in and to the property described herein below, together with any and all PRODUCTS AND PROCEEDS thereof (the "COLLATERAL"):

         (a) All present and future accounts, chattel paper and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower, together with any and all


LOAN AGREEMENT - Page 5

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    books of account, customer lists and other records relating in any way to the foregoing.

         (b) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

         (c) All equipment of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower and used or usable in Borrower's business, together with all replacements, accessories,- additions, substitutions and accessions to all of the foregoing.

         (d) Account No. 8334002410 in the name of Borrower and maintained with Banc One Investment Advisors Corporation, and all securities, cash and other property now or hereafter contained in such account (the "Account").

The term "Collateral" shall also include all records and data relating to any of the foregoing (including, without limitation, any computer software on which such records and data may be located). Borrower agrees to execute such security agreements, assignments, deeds of trust and other agreements and documents as Bank shall deem appropriate and otherwise require from time to time to more fully create and perfect Bank's lien and security interests in the Collateral.

    5. REPRESENTATIONS AND Warranties. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facilities further represents and warrants, to Bank as follows:

         (a)  EXISTENCE.  Borrower is a corporation duly organized, validly
    existing and in good     standing under the laws of the State of Texas and
    all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

         (b) BINDING OBLIGATIONS. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

         (c) NO CONSENT. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its Articles of


LOAN AGREEMENT - Page 6

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    Incorporation or Bylaws, or any agreement or other instrument binding upon
    Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

         (d) FINANCIAL Condition. Each financial statement of Borrower supplied to Bank truly discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Bank.

         (e) LITIGATION. Except as previously disclosed to Bank, there are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

         (f) TAXES-, GOVERNMENTAL CHARGES. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

    6. CONDITIONS PRECEDENT TO ADVANCES. Bank's obligation to make any advance or issue any Letter of Credit under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct in all material respects, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occur-red and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), and (iv) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties.

    7. AFFIRMATIVE COVENANTS. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) Bank has no further commitment to lend or issue Letters of Credit hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

         (a) ACCOUNTS AND RECORDS. Maintain its books and records in accordance with generally accepted accounting principles.


LOAN AGREEMENT - Page 7

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         (b)  RIGHT OF INSPECTION.  Permit Bank to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times upon one (1) business days prior notice.

         (c) RIGHT TO ADDITIONAL INFORMATION. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may reasonably request from time to time.

         (d) COMPLIANCE WITH LAWS. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

         (e) TAXES. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, hen or claim so long as
    (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

         (f) INSURANCE. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

         (g) NOTICE OF INDEBTEDNESS. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

         (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

         (i) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly inform Bank of (i) any and all material adverse changes in Borrower's financial condition, and
    (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.


LOAN AGREEMENT - Page 8

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ADDITIONAL DOCUMENTATION.  Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

    8. NEGATIVE Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) Bank has no further commitment to lend or issue Letters of Credit hereunder, Borrower will not, without the prior written consent of Bank:

         (a) NATURE OF Business. Make any material change in the nature of its business as carried on as of the date hereof.

         (b) LIQUIDATIONS, MERGERS, CONSOLIDATIONS. Liquidate, merge or consolidate with or into any other entity, unless Borrower is the surviving entity subject to the terms of Subparagraph 8(h) below.

         (c) SALE OF ASSETS. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

         (d) Liens. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Bank, (ii) liens for taxes, assessments or similar charges either
    (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by the Bank in writing and (iv) liens which secure purchase money indebtedness in an amount not to exceed the aggregate amount of $250,000.00.

         (e) INDEBTEDNESS. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank,
    (ii) borrowings outstanding on the date hereof and disclosed in writing to Bank, (iii) borrowings created after the date hereof which are subordinate to the borrowings from Bank and (iv) purchase money indebtedness in an amount not to exceed the aggregate amount of $250,000.00.

         (f) Loans. Make any loans to any person or entity in excess of $250,000 in the aggregate; and provided, Borrower shall be permitted to make extensions of trade credit in the ordinary course of business.

         (g) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and


    LOAN AGREEMENT - Page 9

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    upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

         (h) ACQUISITIONS. Invest in, or purchase, create, form or acquire any interest in, any other entity; provided, however, (1) Borrower may acquire an entity with an acquisition price of less than $5,000,000.00 without Bank's prior written approval as long as the earnings before interest, taxes, depreciation and amortization (as determined in accordance with generally accepted accounting principles) of the acquired entity during its then most recent annual reporting period and during its then most recent interim reporting period is for each period more than $0, and
    (2) Borrower may acquire an entity with an acquisition price of greater than $5,000,000.00 but less than $10,000,000.00 without the Bank's prior written consent if (i) the Market Value of Borrower's Eligible Securities at such time is equal to or greater than all of the outstanding indebtedness owing to Bank (including the outstanding Letter of Credit Liabilities) at such time, and (ii) the earnings before interest, taxes, depreciation and amortization (determined in accordance with generally accepted accounting principles) of the acquired entity during its then most recent annual reporting period and du-ring its then most recent interim reporting period is for each period more than $0.

    9. FINANCIAL COVENANTS. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) Bank has no further commitment to lend or issue Letters Of Credit hereunder, Borrower will, unless Bank shall otherwise consent in writing, maintain the following financial covenants:

         (a) TANGIBLE NET Worth. Borrower will maintain its Tangible Net Worth at not less than $ 23,500,000 at the end of each fiscal quarter during fiscal year 1996. At the end of 'each fiscal quarter during each fiscal year thereafter, Borrower's Tangible Net Worth shall equal or exceed the minimum Tangible Net Worth required to be maintained by Borrower during the immediately prior fiscal year, @us 70% of the after tax net income of Borrower in the immediately prior fiscal year as stated on Borrower's annual, audited financial statements.

         (b) LIABILITIES TANGIBLE NET WORTH. Borrower will maintain, at all times, a ratio of (a) total liabilities (excluding any Subordinated Debt, as hereinafter defined), to (b) Tangible Net Worth of not greater than 1.0 to 1.0.

         (c) DEBT SERVICE. Borrower will maintain, as of the last day of each fiscal quarter, a ratio of (a) net income after taxes less capital expenditures un-funded with financing from Bank PLUS depreciation, amortization and other non-cash expenses for the 12 month period ending with such fiscal quarter to (b) current maturities of


LOAN AGREEMENT - Page 10

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    long-term debt and long-term leases for such 12 month period, of not less than 1.0 to 1.0.

         (d) INTEREST COVERAGE. Borrower will maintain, as of the end of each fiscal quarter, a ratio of (a) earnings before interest and taxes (excluding interest income) for the 12 month period ending with such fiscal quarter, to (b) interest expense for such 12 month period, of not less than
    1.0 to I.O.

         (e)  QUICK RATIO.  Borrower will maintain, at all times, a ratio of
    (a) Borrower's current assets, less inventory, to (b) current liabilities, in excess of 1.0 to 1.0.

As used herein, the term "TANGIBLE NET Worth" means, as of any date, Borrower's total assets excluding all intangible assets, less total liabilities excluding any Subordinated Debt. As used herein, the term "SUBORDINATED DEBT" means any indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Lender, such agreement to be in form and substance acceptable to Lender. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

    10. REPORTING Requirements. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) Bank has no further commitment to lend or issue Letters of Credit hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

         (a) INTERIM FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Bank.

         (c) COMPLIANCE CERTIFICATE. A certificate signed by President or Chief Financial Officer of Borrower, within forty-five (45) days after the end of the first three quarters of each fiscal year and within one hundred twenty (120) days of the


LOAN AGREEMENT - Page 11
    end of the fourth quarter of each fiscal year, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

         (d) BORROWING BASE REPORT. A borrowing base report signed by the President or Chief Financial Officer of Borrower, within forty-five (45) days after the end of each quarter of each fiscal year, in form and detail satisfactory to Bank.

    11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Loan Agreement:

         (a)  The failure, refusal or neglect of Borrower to pay within five
    (5) days of when due any part of the principal of, or interest on, the Notes or any other indebtedness or obligations owing to Bank by Borrower from time to time.

         (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Bank to Borrower.

         (c) Subject to any applicable notice and cure period, the occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

         (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

    (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness in excess of $100,000 owing by Borrower to any third party under any agreement or understanding.

    (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state


LOAN AGREEMENT - Page 12
    insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of forty-five (45) days any attachment, sequestration or similar writ levied upon any property of such party; or
    (vi) fails to pay within thirty (30) days any final money judgment against such party.

         (g) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity, unless Borrower is the surviving entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

         (h) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $1,000,000.00, if undischarged, unbonded or undismissed within forty-five (45) days after such entry.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "OBLIGATED PARTY ", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Notes.

    12. REMEDIES. Upon the occurrence and continuance of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under any of the Notes and cease issuing any additional Letters of Credit; PROVIDED, HOWEVER, concurrently and automatically with the occurrence of an Event of Default under SUBPARAGRAPH (f) in the immediately preceding paragraph (i) further advances under the Notes and the issuance of additional Letters of Credit shall cease, and (ii) the Notes and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.


LOAN AGREEMENT - Page 13

    13. RIGHTS Cumulative. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

    14. WAIVER AND Agreement. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

    15. BENEFITS. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

    16. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Loan Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, two Business Days after deposited in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

    17. CONSTRUCTION. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.


LOAN AGREEMENT - Page 14

    18. INVALID Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

    19. EXPENSES. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence and continuance of an Event of Default.

    20. PARTICIPATION OF THE Loans. Borrower agrees that Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

    21. ENTIRE AGREEMENT. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

    22. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

    23. COUNTERPARTS.' This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

    24. FEES. In consideration of the financial accommodations granted by Bank to Borrower under the Acquisition Facility, Borrower agrees to pay to Bank a fee equal to $21,250.00, which shall be paid to Bank contemporaneously with the execution hereof In consideration of the financial accommodations granted by Bank to Borrower under the Line of Credit, Borrower agrees to pay Bank (i) a fee equal to $12,500.00, such fee to be paid to Bank contemporaneously with the execution hereof, and (ii) a fee (the "Unused Fee") per annum (based on a year of 360 days) equal to three-eighths percent (3/8%) of the average daily un-borrowed amount under the Line of Credit below an amount equal to the Committed Sum, less the outstanding Letter of Credit Liabilities. The Unused Fee shall be payable quarterly in arrears on the last day of each March, June, September and December during the term of the Line of Credit; provided, however, the Unused Fee shall not begin to accrue or be due until after the earlier of
(i) December 31, 1996, or (ii) the first advance or loan requested by Borrower under the Line of Credit or the Acquisition Facility. Borrower acknowledges that the Unused Fee is required to be paid and is in consideration


LOAN AGREEMENT - Page 15
of Bank taking appropriate action to ensure that all funds that Bank may advance under the Line of Credit are available to Borrower when Borrower request same.

    If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                                 Very truly yours,

                                                 BANK ONE, TEXAS, NA.

                                                 Bank's Address:
                                                 1717 Main Street
                                                 Dallas, Texas 75201
                                                 Attn: Middle Market Lending
                                                 Group


ACCEPTED as of the date first
written above.

BORROWER:                    Borrower's Address:
                                    13800 Senlac
INTERPHASE CO           Dallas, Texas 75234-8823

/s/  R. Stephen Polley
----------------------

R. Stephen Polley
Chairman, Chief Executive Officer and President



LOAN AGREEMENT - Page 16